Exhibit 1

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G, and any amendments hereto, relating to the ordinary shares, par value of US$0.0001 per share of Lianhe Sowell International Group Ltd, a Cayman Islands exempted company with limited liability whose principal place of business is in Shenzhen, China, shall be filed on behalf of the undersigned.

August 11, 2025

Lianhe Holding Group Limited

By:	/s/ Dengyao Jia
	Name:	Dengyao Jia
	Title:	Director

Hainan Lianhe Enterprise Management Group Co., Ltd.

By:	/s/ Dengyao Jia
	Name:	Dengyao Jia
	Title:	Director

Patten Holding Group Limited

By:	/s/ Dengyao Jia
	Name:	Dengyao Jia
	Title:	Director

Dengyao Jia

By:	/s/ Dengyao Jia